Exhibit 12

                            THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

                     SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     -------------------------------------------------------------

                                                        Fiscal Year Ended September 30,
                                                        -------------------------------
                                       2005          2004            2003           2002          2001
                                       ----          ----            ----           ----          ----
                                                            (Thousands of Dollars)

Income before interest
  charges and income taxes           $91,435       $84,196         $80,270        $60,440       $73,742
Add: One third of
  applicable rentals
  charged to operating
  expense (which
  approximates the
  interest factor)                     3,250         2,333           2,873          2,662           313
                                     -------------------------------------------------------------------
     Total Earnings                  $94,685       $86,529         $83,143        $63,102       $74,055
                                     ===================================================================


Interest on long-term debt           $22,835       $22,010         $20,169        $20,820       $18,372
Other Interest                         7,714         6,804           6,802          4,989        10,067
Add: One third of
  applicable rentals
  charged to operating
  expense (which
  approximates the
  interest factor)                     3,250         2,333           2,873          2,662           313
                                     -------------------------------------------------------------------
     Total Fixed Charges             $33,799       $31,147         $29,844        $28,471       $28,752
                                     ===================================================================

Ratio of Earnings to Fixed
 Charges                                2.80          2.78            2.79           2.22          2.58

                                         LACLEDE GAS COMPANY

                     SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     -------------------------------------------------------------

                                                        Fiscal Year Ended September 30,
                                                        -------------------------------
                                       2005          2004            2003           2002          2001
                                       ----          ----            ----           ----          ----
                                                            (Thousands of Dollars)

Income before interest
  charges and income taxes           $72,092       $73,956         $76,274        $56,154       $73,742
Add: One third of
  applicable rentals
  charged to operating
  expense (which
  approximates the
  interest factor)                       938           538             457            315           313
                                     -------------------------------------------------------------------
     Total Earnings                  $73,030       $74,494         $76,731        $56,469       $74,055
                                     ===================================================================

Interest on long-term debt           $22,835       $22,010         $20,169        $20,820       $18,372
Other Interest                         4,076         3,192           3,752          4,285        10,067
Add: One third of
  applicable rentals
  charged to operating
  expense (which
  approximates the
  interest factor)                       938           538             457            315           313
                                     -------------------------------------------------------------------
     Total Fixed Charges             $27,849       $25,740         $24,378        $25,420       $28,752
                                     ===================================================================

Ratio of Earnings to Fixed
 Charges                                2.62          2.89            3.15           2.22          2.58